EXHIBIT 99.1

Investor Contact:	Press Contact:

Stephanie Tawn	Bob Dorr
Niku Corporation	Niku Corporation
650-701-2732	650-298-4620
stawn@niku.com	bdorr@niku.com

NIKU REPORTS STRONG SECOND QUARTER RESULTS

License Revenue Up 129% from Prior Year and 13% Sequentially as Company Extends Market

Leadership

REDWOOD CITY, CA –August 17, 2004 - Niku Corporation (Nasdaq: NIKU) today reported results for its second fiscal quarter ended July 31, 2004.

Total revenue for the second quarter of the current fiscal year was $15.4 million, up 53% from $10.0 million in the second quarter of the prior fiscal year and up 7% from $14.4 million in the first quarter of the current fiscal year. License revenue for the second quarter of the current fiscal year was $7.2 million, up 129% from $3.1 million in the second quarter of the prior fiscal year and up 13% from $6.3 million in the first quarter of the current fiscal year. Services revenue for the second quarter of the current fiscal year was $8.2 million, up 19% from $6.9 million in the second quarter of the prior fiscal year and up 2% from $8.0 million in the first quarter of the current fiscal year.

Non-GAAP net income for the second quarter of the current fiscal year was $1.5 million, or $0.11 per share, up 1,706% from $0.1 million, or $0.01 per share in the second quarter of the prior fiscal year and up 14% from $1.3 million, or $0.10 per share, in the first quarter of the current fiscal year. Non-GAAP net income for the second quarter excludes $1.2 million in restructuring charges as a result of revisions to sublease estimates for previously vacated facilities offset by a reversal of $0.2 million in stock-based compensation expense. Non-GAAP net income for the second quarter of the prior fiscal year excluded $1.6 million in restructuring charges and $0.1 million in stock-based compensation expense, while non-GAAP net income for the first quarter of the current fiscal year excluded $0.6 million in restructuring charges and $0.2 million in stock-based compensation expense.

On a GAAP basis, the Company’s net income for the second quarter was $0.5 million, or $0.04 per share, up 131% from a net loss of ($1.6) million, or ($0.14) per share, in the second quarter of the prior fiscal year and up 6% from $0.5 million, or $0.04 per share, in the first quarter of the current fiscal year.

The Company ended the quarter with $25.5 million in unrestricted cash and cash equivalents, compared to $23.2 million at January 31, 2004 and $24.8 million at April 30, 2004. DSO for the quarter was 65 days, compared to 53 days at January 31, 2004 and 61 days at April 30, 2004.

Joshua Pickus, Niku’s president and chief executive officer, said, “We delivered strong results in a challenging environment for software companies. CIO’s are prioritizing spending on IT Management and Governance initiatives and they are increasingly choosing Clarity from Niku to make those initiatives successful.”

Highlights of the Quarter

In addition to strong growth in license revenue, total revenue and earnings per share, the following are highlights of the second quarter:

•	Ranked market leader by Gartner and Cluster I Vendor by AMR

•	Winner of “Best Vendor” award at Gartner Project Portfolio Management Summit

•	Leading customers including:

•	Financial Services: Ameriquest Mortgage Company, Aviva, Banca Popolare de Milano, First Horizon National Corp., Fortis ASR, Kas Bank, National City Corporation, Nationwide Building Society, QBEIT, Skandia UK Group

•	Business Services: Access Group, Manpower, Standard & Poor’s

•	Healthcare: AmerisourceBergen, AstraZeneca, Quest Diagnostics, Sanofi

•	Consumer Goods: American Greetings, Avon, Columbia House, Mueller Milch

•	Technology & Telecommunications: Cesky Mobile, CGI Group

•	Transportation: CSX

•	Open Workbench, the Company’s open source project scheduling tool, achieved more than 10,000 downloads during the first month of availability

•	Strategic partnership with Infosys

Business Outlook

Niku Corporation also today provided a business outlook for the third quarter of fiscal 2005. Based on currently available information, the company expects total revenue in the range of $15.5 million to $16.5 million. Non-GAAP earnings per share are expected to be in the range of $0.11 to $0.13. As the Company expects no further restructuring charges during the current fiscal year, GAAP earnings per share are expected to be the same as non-GAAP earnings per share except for stock-based compensation expense. The Company is unable to estimate its future stock-based compensation expense and hence, its GAAP earnings per share, because the stock-based compensation expense varies based on the trading price of the Company’s common stock at quarter end.

Conference Call and Business Outlook

Niku’s management will review the financial results for the quarter and provide an outlook on Niku’s business in a conference call at 2:00 p.m. Pacific Time today, August 17, 2004. The conference call can be accessed via telephone and live WebCast. Parties interested in participating in the WebCast should access the site, downloading any necessary audio software, at lease fifteen minutes prior to the call.

Dial-in Number: 800.591.6944 (International callers: 617.614.4910). Passcode: 40784843

WebCast site: http://investor.niku.com

About Niku Corporation

Niku Corporation (Nasdaq: NIKU) is the leading vendor of IT Management and Governance (IT-MG) software. More than 400,000 users at industry leaders such as 3M, BellSouth, Harrah’s Entertainment, HSBC, Nissan, Unilever and Visa depend on Niku to maximize their Return on IT. Niku’s Global 2000 Proven capabilities make it the leading solution for Product Development Planning and Management and Professional Services Automation, in addition to IT-MG. Niku Corporation is a publicly held company with a global presence. For more information, contact info@niku.com or visit www.niku.com.

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Note: Niku and the Niku logo are registered trademarks of Niku Corporation. Clarity and the Clarity logo are trademarks of Niku Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s expected financial performance as well as Niku’s strategic and operational plans. These statements are not guarantees of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. All forward-looking statements included in this release or the conference call, including our “Business Outlook,” are based on information available to Niku as of the date of the release, and the Company assumes no obligation to update any such forward-looking statements. Risks and uncertainties associated with the Company’s business include, but are not limited to, weakness in the general economy, or in IT spending in particular, lack of market acceptance of our products, the timing of customer licenses, delays or difficulties in implementing our products, difficulties in retaining and attracting qualified employees, and competition. These and additional risks and uncertainties associated with the Company’s business that may cause actual results to differ from those contained in forward-looking statements are discussed in greater detail in the Company’s Form 10-K, filed on April 14, 2004 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov.

NIKU CORPORATION

GAAP Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Three Months Ended April 30,	Six Months Ended July 31,
	2004	2003	2004	2004	2003
Revenue:
License	$7,184	$3,131	$6,331	$13,515	$6,344
Maintenance and service	8,167	6,877	8,022	16,189	13,503

Total revenue	15,351	10,008	14,353	29,704	19,847

Cost of revenue	3,921	2,941	3,854	7,775	5,567

Gross profit	11,430	7,067	10,499	21,929	14,280

Operating expenses:
Sales and marketing	5,707	3,364	5,420	11,127	6,946
Research and development	1,886	1,817	1,976	3,862	3,714
General and administrative	2,251	1,531	1,800	4,051	3,068
Restructuring and other	1,163	1,648	647	1,810	1,648
Stock-based compensation	(188)	74	176	(12)	135

Total operating expenses	10,819	8,434	10,019	20,838	15,511

Operating income (loss)	611	(1,367)	480	1,091	(1,231)
Interest and other income (expense), net	50	(232)	18	68	(248)

Income (loss) before income taxes	661	(1,599)	498	1,159	(1,479)

Provision for income taxes	155	41	19	174	59

Net income (loss)	$506	$(1,640)	$479	$985	$(1,538)

Net income (loss) per share:

Net income (loss) - basic	$0.04	$(0.14)	$0.04	$0.08	$(0.14)

Weighted average common shares - basic	12,469	11,907	12,116	12,294	11,182

Net income (loss) - diluted	$0.04	$(0.14)	$0.04	$0.08	$(0.14)

Weighted average common shares - diluted	13,079	11,907	12,895	12,976	11,182

NIKU CORPORATION

GAAP Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31, 2004	January 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$25,472	$23,200
Current portion of restricted cash	1,108	—

Total cash, cash equivalents and current portion of restricted cash	26,580	23,200

Accounts receivable, net	11,093	7,794
Prepaid expenses and other current assets	2,038	2,345

Total current assets	39,711	33,339
Restricted cash	—	1,108
Property and equipment, net	1,198	1,281
Deposits and other assets	298	888

Total assets	$41,207	$36,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,531	$320
Accrued liabilities	8,061	7,075
Accrued restructuring	2,757	1,812
Bank borrowings	4,250	4,250
Short-term portion of capital lease obligations	288	121
Deferred revenue	8,585	9,305

Total current liabilities	25,472	22,883

Long-term accrued restructuring	6,414	6,430
Long-term portion of capital lease obligations	192	108

Total liabilities	32,078	29,421

Stockholders’ equity	9,129	7,195

Total liabilities and stockholders’ equity	$41,207	$36,616

NIKU CORPORATION

Non-GAAP Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Three Months Ended April 30,	Six Months Ended July 31,
	2004	2003	2004	2004	2003
Revenue:
License	$7,184	$3,131	$6,331	$13,515	$6,344
Maintenance and service	8,167	6,877	8,022	16,189	13,503

Total revenue	15,351	10,008	14,353	29,704	19,847

Cost of revenue	3,921	2,941	3,854	7,775	5,567

Gross profit	11,430	7,067	10,499	21,929	14,280

Operating expenses:
Sales and marketing	5,707	3,364	5,420	11,127	6,946
Research and development	1,886	1,817	1,976	3,862	3,714
General and administrative	2,251	1,531	1,800	4,051	3,068

Total operating expenses	9,844	6,712	9,196	19,040	13,728

Operating income	1,586	355	1,303	2,889	552
Interest and other income (expense), net	50	(232)	18	68	(248)

Income before income taxes	1,636	123	1,321	2,957	304

Provision for income taxes	155	41	19	174	59

Net income	$1,481	$82	$1,302	$2,783	$245

Net income per share:

Net income - basic	$0.12	$0.01	$0.11	$0.23	$0.02

Weighted average common shares - basic	12,469	11,907	12,116	12,294	11,182

Net income - diluted	$0.11	$0.01	$0.10	$0.21	$0.02

Weighted average common shares - diluted	13,079	12,277	12,895	12,976	11,475

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This non-GAAP financial measure should be read only in conjunction with the preceding statements of income prepared in accordance with GAAP and the reconciliation of GAAP net income to non-GAAP net income on the next page.

NIKU CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Net Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Three Months Ended April 30,	Six Months Ended July 31,
	2004	2003	2004	2004	2003
GAAP net income (loss)	$506	$(1,640)	$479	$985	$(1,538)
Restructuring and other	1,163	1,648	647	1,810	1,648
Stock-based compensation	(188)	74	176	(12)	135

Non-GAAP net income	$1,481	$82	$1,302	$2,783	$245

Net income per share:
Net income - basic	$0.12	$0.01	$0.11	$0.23	$0.02

Weighted average common shares - basic	12,469	11,907	12,116	12,294	11,182

Net income - diluted	$0.11	$0.01	$0.10	$0.21	$0.02

Weighted average common shares - diluted	13,079	12,277	12,895	12,976	11,475

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This reconciliation should be read only in conjunction with the preceding statements of income prepared in accordance with GAAP.